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Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the inclusion in this Pre-Effective Amendment No. 1 to the Registration Statement of Onconova Therapeutics, Inc. on Form S-1 (No. 333-189358) to be filed on or about July 11, 2013 of our report dated May 2, 2013, except for the third paragraph of Note 18, as to which the date is July     , 2013, on our audit of the financial statements as of December 31, 2011 and for year ended December 31, 2011. We also consent to the reference to our firm under the caption "Experts" in the Registration Statement on Form S-1.

                        EISNERAMPER LLP

Iselin, NJ
July     , 2013

        The foregoing consent is in the form that will be signed upon completion of the 1-for-1.333 reverse stock split of the common stock of the Company described in Note 18 to the financial statements.

                        /s/ EISNERAMPER LLP

Iselin, New Jersey
July 11, 2013

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  Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM